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                                   Exhibit 21


(21) LIST OF SUBSIDIARIES


                             UNITED NATIONAL BANCORP


                                UNITEDTRUST BANK
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)

                               UNB CAPITAL TRUST I
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)

                         UNB CAPITAL STATUTORY TRUST II
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)


                                UNITEDTRUST BANK

                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                       (FORMERLY UNB INVESTMENT CO., INC.)
                            (WHOLLY-OWNED SUBSIDIARY
                              OF UNITEDTRUST BANK)

                      UNITED COMMERCIAL CAPITAL GROUP, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                              OF UNITEDTRUST BANK)

                          UNITED NATIONAL AGENCY, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                              OF UNITEDTRUST BANK)

                         UNITED FINANCIAL SERVICES, INC.
                             (UNITEDTRUST BANK OWNS
                           50% OF THIS JOINT VENTURE)


                    UNITED NATIONAL INVESTMENT COMPANY, INC.

                       BRIDGEWATER MORTGAGE COMPANY, INC.
                            (WHOLLY-OWNED SUBSIDIARY,
                           EXCEPT FOR PREFERRED STOCK,
                    OF UNITED NATIONAL INVESTMENT CO., INC.)